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                                                                    EXHIBIT 99.1

                      EARTHFIRST TECHNOLOGIES, INCORPORATED
          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Earthfirst Technologies, Incorporated (the Company) on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, John
D. Stanton, Chief Executive Officer, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. (S)1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ John D. Stanton
---------------------------
John D. Stanton
Chief Executive Officer, President
and Chief Financial Officer
May 8, 2003